Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--26 (Connecticut, Florida Insured, Maryland, New Jersey Insured)

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-49287 of our opinion dated April 4, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 19, 2000